UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2020
IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Indiana
(State or other jurisdiction of incorporation)
1-8644
(Commission File Number)
35-1575582
(IRS Employer Identification No.)
One Monument Circle
Indianapolis, Indiana 46204
(Address of principal executive offices, including zip code)
317-261-8261
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company	

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 10, 2020, Fady Mansour was elected to the Board of Directors (the “Board”) of IPALCO Enterprises, Inc. (the “Company’) by the unanimous written consent of the Company’s shareholders (the “Shareholders”), AES U.S. Investments, Inc. (“AES U.S. Investments”) and CDP Infrastructures Fund G.P. (“CDP”), a wholly-owned subsidiary of La Caisse de dépôt et placement du Québec (“CDPQ”).

Members of the Board are nominated and elected in accordance with the terms of a Shareholders’ Agreement dated February 11, 2015 (the “Shareholders’ Agreement”) by and among the Company and the Shareholders. Pursuant to the Shareholders’ Agreement, AES U.S. Investments has the right to nominate nine directors of the Board and CDP has the right to nominate two directors of the Board. Mr. Mansour was nominated by CDP to replace a prior CDP nominee, Antoine Reze, who resigned from the Board on April 10, 2020 in light of other responsibilities and commitments at CDPQ.

The Company does not separately compensate members of the Board for their service on the Board. As of the date of his appointment, Mr. Mansour has not entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K with respect to his position as a director of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO Enterprises, Inc.

Date: April 10, 2020	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary